Exhibit 99.1

LUMINEX CORPORATION REPORTS FIRST QUARTER 2014 RESULTS

AUSTIN, Texas (April 28, 2014) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2014. Financial and operating highlights include the following:

•	Consolidated first quarter revenues reached $56.6 million, a 6 percent increase over the first quarter of 2013

•	Consolidated gross profit margin was 71 percent for the first quarter of 2014

•
First quarter assay revenue of $21.7 million, an 18 percent increase over the first quarter of 2013. Infectious disease sales comprised approximately 65 percent of total assay revenue, with genetic testing representing 35 percent.

•	First quarter consumable sales of $12.8 million, a 7 percent increase over the first quarter of 2013

•
Operating income for the first quarter of 2014 was $8.2 million, compared to an operating loss of $1.6 million in the first quarter of 2013. Excluding the $7.0 million expense related to the resolution of our molecular diagnostics distribution agreements in the first quarter of 2013, operating income would have been $5.4 million.

•	GAAP net income for the first quarter was $6.0 million, or $0.14 per diluted share. This compares to a GAAP net loss of $2.5 million, or ($0.06) per diluted share for the first quarter of 2013.

•
Non-GAAP net income for the first quarter was $9.9 million or $0.24 per diluted share. This compares to non-GAAP net income of $7.9 million, or $0.19 per diluted share in the first quarter of 2013. (see Non-GAAP reconciliation)

“We began 2014 with a quarter of solid financial performance, driven by strong growth in our assay business as highlighted above. We are optimistic about the continued prospects and future success of our assay segment, given our current portfolio and pipeline,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “We are also pleased with the traction we are achieving in the adoption of our new products and their performance versus competition; principally our xTAG® infectious disease panels and our new pharmacogenomics tests.”

“In addition, our R&D team continues to achieve key development milestones with our pipeline products, including ARIES, our sample-to-answer real-time PCR instrument, which is on schedule and nearing initiation of clinical trials. As we prepare for the commercial launch of ARIES and our other exciting pipeline products throughout 2014, we will be showcasing them at industry trade shows and conferences demonstrating that the Company is positioned for strategic success.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2014	2013	($)	(%)
	(unaudited)

System sales	$6,400	$6,557	$(157)	(2)%
Consumable sales	12,768	11,897	871	7%
Royalty revenue	10,049	10,109	(60)	(1)%
Assay revenue	21,660	18,324	3,336	18%
All other revenue	5,684	6,313	(629)	(10)%
	$56,561	$53,200	$3,361	6%

“We are pleased with the overall financial performance in the first quarter of 2014, which benefited from a concentration of our higher margin items, consumables, royalties and assays. In addition, by managing spending levels across our operating expense classes, we were able to deliver excellent operating leverage and improved performance at the net profit line,” said Harriss T. Currie, senior vice president and chief financial officer.

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2014	2013	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$32,061	$31,869	$192	1%
Assays and related products	24,500	21,331	3,169	15%
Total Revenue	56,561	53,200	3,361	6%

Operating income (loss)
Technology and strategic partnerships	9,934	7,681	2,253	29%
Assays and related products	(1,749)	(9,233)	7,484	81%
Total Operating income	$8,185	$(1,552)	$9,737	627%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2014 annual revenue guidance of between $225 and $240 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2014, at 4:00 p.m. CST/5:00 p.m. EST, Monday, April 28, 2014. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: growth in our partner business, including systems, consumables and royalties; our efforts to sell our molecular diagnostic products directly to end users; the development progress of our pipeline products, including ARIES systems and assay menu, market acceptance of our genetic and infectious disease products, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders, management of expenses to create operating leverage; and, projected 2014 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, our ability to sell products directly to end users, our ability to launch products on time that satisfy market needs with products that we sell, setting of medicare reimbursement codes that adequately reflect the value of our products, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2014 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,386	$67,924
Short-term investments	4,516	4,517
Accounts receivable, net	26,994	30,948
Inventories, net	30,850	30,487
Deferred income taxes	6,561	7,265
Prepaids and other	4,014	5,229
Total current assets	150,321	146,370
Property and equipment, net	33,148	32,793
Intangible assets, net	59,275	60,295
Deferred income taxes	11,913	11,913
Goodwill	50,836	50,738
Other	4,463	3,937
Total assets	$309,956	$306,046
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,401	$10,698
Accrued liabilities	10,783	11,624
Deferred revenue	5,307	4,980
Current portion of long term debt	1,548	1,194
Total current liabilities	26,039	28,496
Long-term debt	62	463
Deferred revenue	2,374	2,482
Other	5,339	4,985
Total liabilities	33,814	36,426
Stockholders' equity:
Common stock	41	41
Additional paid-in capital	297,720	296,931
Accumulated other comprehensive gain	186	419
Accumulated deficit	(21,805)	(27,771)
Total stockholders' equity	276,142	269,620
Total liabilities and stockholders' equity	$309,956	$306,046

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)

Revenue	$56,561	$53,200
Cost of revenue	16,607	15,243
Gross profit	39,954	37,957
Operating expenses:
Research and development	11,084	12,714
Selling, general and administrative	19,445	25,766
Amortization of acquired intangible assets	1,020	1,029
Restructuring costs	220	—
Total operating expenses	31,769	39,509
Income (loss) from operations	8,185	(1,552)
Interest expense from long-term debt	(6)	(28)
Other expense, net	(19)	(7)
Income (loss) before income taxes	8,160	(1,587)
Income taxes	(2,194)	(924)
Net income (loss)	$5,966	$(2,511)

Net income (loss) per share, basic	$0.14	$(0.06)
Shares used in computing net income (loss) per share, basic	41,209	40,887

Net income per share, diluted	$0.14	$(0.06)
Shares used in computing net income per share, diluted	41,825	40,887

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$5,966	$(2,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,928	3,804
Stock-based compensation	1,629	2,432
Deferred income tax expense	678	700
Excess income tax expense from employee stock-based awards	—	274
Loss on disposal of assets	5	18
Non-cash restructuring charges	772	—
Other	(192)	198
Changes in operating assets and liabilities:
Accounts receivable, net	4,017	8,095
Inventories, net	(899)	(2,404)
Other assets	332	(896)
Accounts payable	(2,581)	(1,731)
Accrued liabilities	(2,434)	1,777
Deferred revenue	216	263
Net cash provided by operating activities	11,437	10,019
Cash flows from investing activities:
Purchases of available-for-sale securities	(2,996)	(2,995)
Sales and maturities of available-for-sale securities	2,997	13,033
Purchase of property and equipment	(3,105)	(2,791)
Proceeds from sale of assets	—	31
Acquired technology rights	—	(930)
Net cash (used in) provided by investing activities	(3,104)	6,348
Cash flows from financing activities:
Proceeds from issuance of common stock	1,102	1,401
Payments for stock repurchases	—	(5,775)
Excess income tax expense from employee stock-based awards	—	(274)
Net cash provided by (used in) financing activities	1,102	(4,648)
Effect of foreign currency exchange rate on cash	27	(219)
Change in cash and cash equivalents	9,462	11,500
Cash and cash equivalents, beginning of period	67,924	42,789
Cash and cash equivalents, end of period	$77,386	$54,289

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)

Income (loss) from operations	$8,185	$(1,552)
Stock-based compensation	1,629	2,432
Amortization of acquired intangible assets	1,020	1,029
Costs associated with legal proceedings	790	113
Resolution of molecular diagnostic distribution agreements	—	7,000
Severance costs	45	330
Restructuring costs	810	—
Adjusted income from operations	$12,479	$9,352

Interest expense from long-term debt	(6)	(28)
Other income, net	(19)	(7)
Income taxes	(2,194)	(924)
Income tax effect of above adjusting items	(388)	(535)
Adjusted net income	$9,872	$7,858

Adjusted net income per share, basic	$0.24	$0.19
Shares used in computing adjusted net income per share, basic	41,209	40,887

Adjusted net income per share, diluted	$0.24	$0.19
Shares used in computing adjusted net income per share, diluted	41,825	41,750

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes the impact of costs associated with the ENZO Life Sciences, Inc. and Irori Technologies, Inc. complaints discussed in the Legal Proceedings section of our previously filed 10-Ks and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.